Exhibit 99.1

CORELOGIC ANNOUNCES INTENT TO EXIT CERTAIN LEGACY NON-CORE SOFTWARE UNITS AND TO ACCELERATE APPRAISAL MANAGEMENT COMPANY TRANSFORMATION PROGRAM

Actions Expected to Enhance Profit Margins and Organic Growth Trends

Irvine, Calif., December 20, 2018 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported the following actions that are expected to expand overall Company profit margins and provide for enhanced long-term organic growth trends.

EXIT OF LEGACY NON-CORE SOFTWARE PLATFORMS
Consistent with its long-held strategy of focusing on scaled market leadership positions in critical data and workflow solutions, the Company intends to exit its loan origination software unit and its remaining legacy default management related platforms over the next 24 months.

These non-core software platforms generated approximately $40 million in revenue during the first nine months of 2018.

APPRAISAL MANAGEMENT COMPANY TRANSFORMATION
During 2019, CoreLogic plans to accelerate its previously announced multi-year program which is intended to transform its Appraisal Management Company operations through the greater use of data-driven analytics, automation of workflows and enhanced utilization of its dedicated staff appraisers.  This acceleration is expected to improve client satisfaction, reduce appraiser turn times, enhance quality and increase productivity.  CoreLogic’s acceleration of its transformation program is expected to initially result in lower revenue in 2019. The transformation is also expected to enhance overall profit margins and improve underlying organic growth trends in 2020 and beyond.

Appraisal Management Company revenues estimated to be impacted from this acceleration were approximately $65 million during the first nine months of 2018.

The Company believes the actions described above will improve the Company’s long-term revenue growth rate trend and contribute to the achievement of 30% adjusted EBITDA margins in 2020. The Company will assess and may incur cash and non-cash charges associated with these actions.

“CoreLogic remains focused on capitalizing on our scale and market leadership and the opportunities presented by our must have workflow solutions in the U.S. mortgage market. The actions we are announcing today should further position the company to achieve its 30% margin target and enhanced organic growth rates in 2020,” said Frank Martell, President and Chief Executive Officer of CoreLogic.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

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About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the acceleration of the transformation of the Company’s appraisal management services and the intent to exit certain legacy non-core business platforms, including the expected financial impact of these strategic and operating actions. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain information concerning adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Disclosure of this non-GAAP measure is not in accordance with or a substitute for U.S. GAAP.

The Company believes that its presentation of adjusted EBITDA provides useful supplemental information to investors and management regarding the Company's financial condition and results. Other firms may calculate adjusted EBITDA differently than CoreLogic, which limits comparability between companies.